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EXHIBIT 99.04


                                     [CNA LOGO] INSURANCE IN TOUCH WITH BUSINESS

FOR IMMEDIATE RELEASE
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CONTACT:

MEDIA:                                      ANALYSTS:

Charles M. Boesel, 312/822-2592             Robert V. Deutsch, 312/822-4242
Katrina W. Parker, 312/822-5167             Donald P. Lofe, Jr., 312/822-3993

             CNA FINANCIAL ESTIMATES POTENTIAL ENRON RELATED LOSSES

CHICAGO, ILLINOIS, DECEMBER 5, 2001 --- CNA Financial Corporation (NYSE: CNA) today announced its estimate for potential losses associated with the recent filing by certain Enron entities for reorganization under Chapter 11 of the Bankruptcy Code. CNA estimates such losses to be $50 million after tax, net of expected reinsurance recoveries, anticipated as a charge in the fourth quarter of 2001. Such losses are expected principally in connection with surety exposures including advance payment obligations bonds and reinsurance of surety obligations.

Various contingencies may impact the amount and timing of actual loss payments, if any, including the extent to which claims may emerge; developments in the Enron bankruptcy proceedings; and potential recoveries by CNA's reinsureds in mitigation of their losses.

CNA has determined that it has no direct exposure to Enron in its investment portfolio.

CNA is a leading insurance organization offering a broad range of insurance products and insurance-related services in the property and casualty, life, group and reinsurance markets. Visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

FORWARD LOOKING STATEMENT

The statements contained in this press release, which are not historical facts, are forward-looking statements. When included in this press release, the words "believes," "expects," "intends," "anticipates," "estimates," and analogous expressions are intended to identify forward-looking statements. Forward looking statements include expected losses in the Company's insurance business, including losses for asbestos, environmental pollution and mass tort claims; the Company's expectations concerning its revenues, earnings, expenses and investment activities; expected cost savings and other results from the Company's restructuring activities; and expected proceeds and terms of, and other matters concerning, the Company's anticipated disposition of its U.K.-based reinsurance business; and the Company's proposed actions in response to trends in its business.



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Such statements, and the financial condition and results of operations of the
Company and the price of the Company's common stock, inherently are subject to a variety of risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, the impact of competitive products, policies and pricing and the competitive environment in which the Company operates; product and policy demand and market responses; development of claims and the effect on loss reserves; exposure to liabilities due to claims made by insureds and others relating to asbestos remediation and health-based asbestos impairments, and exposure to liabilities for environmental pollution and mass tort claims; the sufficiency of the Company's loss reserves and the possibility of future increases in reserves; the performance of reinsurance companies under contracts with the Company; general economic and business conditions; changes in financial markets (interest rate, credit, currency, commodities and stocks); changes in foreign, political social and economic conditions; regulatory limitations and restrictions upon the Company and its insurance subsidiaries; regulatory initiatives and compliance with governmental regulations; judicial decisions and rulings; the possibility of downgrades in the Company's ratings by ratings agencies and changes in rating agency policies and practices; the results of financing efforts; changes in the Company's composition of operating segments; the actual closing of contemplated transactions and agreements and various other matters and risks (many of which are beyond the Company's control) detailed in the Company's Securities and Exchange Commission filings.

These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

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